INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 23 to Registration Statement No. 033-22925 of Charter National Variable Annuity Account of Charter National Life Insurance Company on Form N-4 of our report dated February 5, 2003 relating to the financial statements and the related financial statement schedule of Charter National Life Insurance Company, and our report dated March 7, 2003 relating to the financial statements of Charter National Variable Annuity Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Charter National Variable Annuity Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
April  28, 2003